Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2010 Incentive Plan of National Instruments Corporation of our reports dated February 17, 2010, with respect to the consolidated financial statements of National Instruments Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2009, and the effectiveness of internal control over financial reporting of National Instruments Corporation filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Austin, Texas
May 13, 2010